                                                                  EXHIBIT 4(g)

                            FLORIDA POWER CORPORATION

                                       TO

                           FIRST CHICAGO TRUST COMPANY
                              OF NEW YORK, TRUSTEE.


                              -------------------

                             SUPPLEMENTAL INDENTURE

                       DATED AS OF __________________, ___


                              -------------------



           This is a security agreement covering personal property as well as a mortgage upon real estate and other property.


                             SUPPLEMENT TO INDENTURE
                  DATED AS OF JANUARY 1, 1944, AS SUPPLEMENTED.













---------------------------------

[Add note to recorder or examiner, as applicable]

                               TABLE OF CONTENTS*

                                                                                                                PAGE
                                                                                                                ----
Recitals..........................................................................................................1
Granting Language.................................................................................................4
Article I -- The New Series Bonds.................................................................................6
         Section 1 -- Creation of the New Series Bonds............................................................6
         Section 2 -- Form of Bond of the New Series Bonds........................................................8
         Section 3 --Payment of Interest on the New Series Bonds.................................................12
Article II -- Additional Covenants...............................................................................13
         Section 1 -- Delivery of Instruments....................................................................14
         Section 2 -- Restriction on Dividends...................................................................14
Article III -- Sundry Provisions.................................................................................14
         Section 1 -- Integration with Original Indenture........................................................14
         Section 2 -- Execution in Counterparts..................................................................14
         Section 3 -- No Recitals by Trustee.....................................................................14
         Section 4 -- Date of Execution..........................................................................14

---------------------------

* The headings listed in this Table of Contents are for convenience only, and should not be included for substantive purposes as part of this Supplemental Indenture.

         SUPPLEMENTAL INDENTURE, dated as of the _____ day of _________________, ____, made and entered into by and between FLORIDA POWER CORPORATION, a corporation of the State of Florida (hereinafter sometimes called the "Company"), party of the first part, and FIRST CHICAGO TRUST COMPANY OF NEW YORK, a banking corporation of the State of New York, whose post office address is 14 Wall Street, New York, New York 10005 (hereinafter sometimes called the "Trustee"), as Trustee, party of the second part.

         WHEREAS, the Company has heretofore executed and delivered an indenture of mortgage and deed of trust, titled the Indenture, dated as of January 1, 1944, and the same has been recorded in the public records of the counties listed on Exhibit A hereto, on the dates and in the official record books and at the page numbers listed thereon, and for the purpose of preventing the extinguishment of said Indenture under Chapter 712, Florida Statutes, the above-referred-to Indenture applicable to each county in which this instrument is recorded is hereby incorporated herein and made a part hereof by this reference thereto (said Indenture is hereinafter referred to as the "Original Indenture" and with the below-mentioned _________________ Supplemental Indentures and this Supplemental Indenture and all other indentures, if any, supplemental to the Original Indenture collectively referred to as the "Indenture"), in and by which the Company conveyed and mortgaged to the Trustee certain property therein described to secure the payment of all bonds of the Company to be issued thereunder in one or more series; and

         WHEREAS, pursuant to and under the terms of the Original Indenture, the Company issued $16,500,000 First Mortgage Bonds, 3 3/8% Series due 1974; and

         WHEREAS, subsequent to the date of the execution and delivery of the Original Indenture, the Company has from time to time executed and delivered ____________ indentures supplemental to the Original Indenture (collectively, the "Supplemental Indentures"), providing for the creation of additional series of bonds secured by the Original Indenture and/or for amendment of certain terms and provisions of the Original Indenture and of indentures supplemental thereto, such Supplemental Indentures, and the purposes thereof, being as follows:

                    SUPPLEMENTAL INDENTURE
                           AND DATE                                          PROVIDING FOR:
             --------------------------------------     ----------------------------------------------------------
             First                                      $4,000,000 First Mortgage Bonds, 2 7/8% Series due 1974
                      July 1, 1946
             Second                                     $8,500,000 First Mortgage Bonds, 3 1/4% Series due 1978
                      November 1, 1948
             Third                                      $14,000,000 First Mortgage Bonds, 3 3/8% Series due 1981
                      July 1, 1951
             Fourth                                     $15,000,000 First Mortgage Bonds, 3 3/8% Series due 1982
                      November 1, 1952
             Fifth                                      $10,000,000 First Mortgage Bonds, 3 5/8% Series due 1983
                      November 1, 1953
             Sixth                                      $12,000,000 First Mortgage Bonds, 3 1/8% Series due 1984
                      July 1, 1954
             Seventh                                    $20,000,000 First Mortgage Bonds, 3 7/8% Series due
                      July 1, 1956                      1986, and amendment of certain provisions of the
                                                        Original Indenture
             Eighth                                     $25,000,000 First Mortgage Bonds, 4 1/8% Series due
                      July 1, 1958                      1988, and amendment of certain provisions of the
                                                        Original Indenture
             Ninth                                      $25,000,000 First Mortgage Bonds, 4 3/4% Series due 1990
                      October 1, 1960
             Tenth                                      $25,000,000 First Mortgage Bonds, 4 1/4% Series due 1992
                      May 1, 1962
             Eleventh                                   $30,000,000 First Mortgage Bonds, 4 5/8% Series due 1995
                      April 1, 1965
             Twelfth                                    $25,000,000 First Mortgage Bonds, 4 7/8% Series due 1995
                      November 1, 1965
             Thirteenth                                 $25,000,000 First Mortgage Bonds, 6 1/8% Series due 1997
                      August 1, 1967
             Fourteenth                                 $30,000,000 First Mortgage Bonds, 7% Series due 1998
                      November 1, 1968
             Fifteenth                                  $35,000,000 First Mortgage Bonds, 7 7/8% Series due 1999
                      August 1, 1969
             Sixteenth                                  Amendment of certain provisions of the Original Indenture
                      February 1, 1970

                    SUPPLEMENTAL INDENTURE
                           AND DATE                                          PROVIDING FOR:
             --------------------------------------     ----------------------------------------------------------
             Seventeenth                                $40,000,000 First Mortgage Bonds, 9% Series due 2000
                      November 1, 1970
             Eighteenth                                 $50,000,000 First Mortgage Bonds, 7 3/4% Series due 2001
                      October 1, 1971
             Nineteenth                                 $50,000,000 First Mortgage Bonds, 7 3/8% Series due 2002
                      June 1, 1972
             Twentieth                                  $50,000,000 First Mortgage Bonds, 7 1/4% Series A due
                      November 1, 1972                  2002
             Twenty-First                               $60,000,000 First Mortgage Bonds, 7 3/4% Series due 2003
                      June 1, 1973
             Twenty-Second                              $70,000,000 First Mortgage Bonds, 8% Series A due 2003
                      December 1, 1973
             Twenty-Third                               $80,000,000 First Mortgage Bonds, 8 3/4% Series due 2006
                      October 1, 1976
             Twenty-Fourth                              $40,000,000 First Mortgage Bonds, 6 3/4-6 7/8% Series
                      April 1, 1979                     due 2004-2009
             Twenty-Fifth                               $100,000,000 First Mortgage Bonds, 13 5/8% Series due
                      April 1, 1980                     1987
             Twenty-Sixth                               $100,000,000 First Mortgage Bonds, 13.30% Series A due
                      November 1, 1980                  1990
             Twenty-Seventh                             $38,000,000 First Mortgage Bonds, 10-10 1/4% Series due
                      November 15, 1980                 2000-2010
             Twenty-Eighth                              $50,000,000 First Mortgage Bonds, 9 1/4% Series A due
                      May 1, 1981                       1984
             Twenty-Ninth                               Amendment of certain provisions of the Original Indenture
                      September 1, 1982
             Thirtieth                                  $100,000,000 First Mortgage Bonds, 13 1/8% Series due
                      October 1, 1982                   2012
             Thirty-First                               $150,000,000 First Mortgage Bonds, 8 5/8% Series due 2021
                      November 1, 1991
             Thirty-Second                              $150,000,000 First Mortgage Bonds, 8% Series due 2022
                      December 1, 1992
             Thirty-Third                               $75,000,000 First Mortgage Bonds, 6 1/2% Series due 1999
                      December 1, 1992
             Thirty-Fourth                              $80,000,000 First Mortgage Bonds, 6-7/8% Series due 2008
                      February 1, 1993
             Thirty-Fifth                               $70,000,000 First Mortgage Bonds, 6-1/8% Series due 2003
                      March 1, 1993
             Thirty-Sixth                               $110,000,000 First Mortgage Bonds, 6% Series due 2003
                      July 1, 1993
             Thirty-Seventh                             $100,000,000 First Mortgage Bonds, 7% Series due 2023
                      December 1, 1993

                    SUPPLEMENTAL INDENTURE
                           AND DATE                                          PROVIDING FOR:
             --------------------------------------     ----------------------------------------------------------

             Thirty-Eighth                              Appointment of First Chicago Trust Company of New York
                      July 25, 1994                     as successor Trustee and resignation of former Trustee
                                                        and Co-Trustee


          [List additional Supplemental Indentures here as necessary.]

         WHEREAS, the Supplemental Indentures have each been recorded in the public records of the counties listed on Exhibit A hereto, on the dates and in the official record books and at the page numbers listed thereon; and

         WHEREAS, subsequent to the date of the execution and delivery of the ____________ Supplemental Indenture the Company has purchased, constructed or otherwise acquired certain property hereinafter referred to, and the Company desires by this Supplemental Indenture to confirm the lien of the Original Indenture on such property; and

         WHEREAS, the Company desires by this Supplemental Indenture to create a new series of bonds to be designated as First Mortgage Bonds, ___% Series due (sometimes herein called the "New Series Bonds"), to be issued under the Original Indenture pursuant to Section 2.01 of the Original Indenture, and also desires to deliver to the Trustee prior to or simultaneously with the authentication and delivery of the initial issue of __________________________________ Dollars ($_____________) principal amount of
New Series Bonds pursuant to Section ____ of the Original Indenture the documents and instruments required by said section; and

         WHEREAS, the Company in the exercise of the powers and authority conferred upon and reserved to it under and by virtue of the Indenture, and pursuant to the resolutions of its Board of Directors (as defined in the Indenture, which definition includes any duly authorized committee of the Board of Directors, including the First Mortgage Bond Indenture Committee of the Board of Directors) has duly resolved and determined to make, execute and deliver to the Trustee a Supplemental Indenture in the form hereof for the purposes herein provided; and

         WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH: That Florida Power Corporation, in consideration of the premises and of One Dollar ($1.00) and other good and valuable consideration to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued and to be issued under the Indenture, according to their tenor and effect, does hereby confirm the grant, sale, resale, conveyance, assignment, transfer, mortgage and pledge of the property described in the Original Indenture and the Supplemental Indentures (except such properties or interests therein as may have been released or sold or disposed of in whole or in part as permitted by the provisions of the Original Indenture), and hath granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents doth grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto First Chicago Trust Company of New York, as Trustee, and to its successors in the trust and to its successors and assigns, forever, all property, real, personal and mixed, tangible and intangible, owned by the Company on the date of the execution of this Supplemental Indenture or which may be hereafter acquired by it (except such property as is expressly excepted by the Original Indenture from the lien and operation thereof), including (but not limited to) all property which it has acquired subsequent to the date of execution of the ____________ Supplemental Indenture and situated in the State of Florida, including without limitation the property described on Exhibit B hereto; and without in any way limiting or impairing by the enumeration of the same the scope and intent of the foregoing, all lands, power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, facilities for utilization of natural gas, street lighting systems, if any, standards and other equipment incidental thereto, telephone, radio and television systems, microwave systems, facilities for utilization of water, steam heat and hot water plants, if any, all substations, lines, service and supply systems, bridges, culverts, tracks, offices, buildings and other structures and equipment and fixtures thereof; all machinery, engines, boilers, dynamos, electric machines, regulators, meters, transformers, generators, motors, electrical and mechanical appliances, conduits, cables, pipes, fittings, valves and connections, poles (wood, metal and concrete), and transmission lines, wires, cables, conductors, insulators, tools, implements, apparatus, furniture, chattels, and choses in action; all municipal and other franchises, consents, licenses or permits; all lines for the distribution of electric current, gas, steam heat or water for any purpose including towers, poles (wood, metal and concrete), wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights-of-way and other rights in or relating to real estate or the use and occupancy of the same (except as herein or in the Original Indenture or any of the Supplemental Indentures expressly excepted); all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore, or in the Original Indenture and said Supplemental Indentures, described.

         IT IS HEREBY AGREED by the Company that all the property, rights and franchises acquired by the Company after the date hereof (except any property herein or in the Original Indenture or any of the Supplemental Indentures expressly excepted) shall, subject to the provisions of Section 9.01 of the Original Indenture and to the extent permitted by law, be as fully embraced within the lien hereof as if such property, rights and franchises were now owned by the Company and/or specifically described herein and conveyed hereby.

         TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in any way appertaining to the aforesaid mortgaged property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 9.01 of the Original Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid mortgaged property and every part and parcel thereof.

         TO HAVE AND TO HOLD THE SAME unto First Chicago Trust Company of New York, the Trustee, and its successors in the trust and its assigns forever, but IN TRUST NEVERTHELESS upon the terms and trusts set forth in the Indenture, for the benefit and security of those who shall hold the bonds and coupons issued and to be issued under the Indenture, without preference, priority or distinction as to lien of any of said bonds and coupons over any others thereof by reason or priority in the time of the issue or negotiation thereof, or otherwise howsoever, subject, however, to the provisions of Sections 10.03 and
10.12 of the Original Indenture.

         SUBJECT, HOWEVER, to the reservations, exceptions, conditions, limitations and restrictions contained in the several deeds, servitudes and contracts or other instruments through which the Company acquired, and/or claims title to and/or enjoys the use of the aforesaid properties; and subject also to encumbrances of the character defined in the Original Indenture as "excepted encumbrances" in so far as the same may attach to any of the property embraced herein.

         And, upon the consideration hereinbefore set forth, the Company does hereby covenant and agree to and with the Trustee and its successors in trust under the Indenture for the benefit of those who shall hold bonds and coupons issued and to be issued under the Indenture, as follows:

                                    ARTICLE I

                              THE NEW SERIES BONDS

         SECTION 1. The Company hereby creates a new series of bonds, not limited in principal amount except as provided in the Original Indenture, to be issued under and secured by the Original Indenture, to be designated by the title "First Mortgage Bonds, __% Series due _____." The initial issue of the New Series Bonds shall consist of _____________________ Dollars ($ __________)
principal amount thereof.

         The New Series Bonds shall be issued only as registered bonds without coupons in the denomination of One Thousand Dollars ($1,000) or any integral multiple thereof.

         ___________________________, ___ shall be the date of the beginning of the first interest period for the New Series Bonds. The New Series Bonds shall be dated as provided in Section 2.01 of the Original Indenture. The New Series Bonds shall be payable on ______________________, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, and shall bear interest, payable in like coin or currency, at the rate of _______ per centum (___ %) per annum, payable semiannually on _____________________ and ____________of each year (each an "Interest Payment Date") to the persons in whose names the New Series Bonds are registered at the close of business on the _____________________ or ______________________, as the case may be, next preceding the Interest Payment Date (each a "Regular Record Date") (subject to certain exceptions provided in this Supplemental Indenture and the Indenture), until maturity, according to the terms of the bonds or on prior redemption or by declaration or otherwise, and at the highest rate of interest borne by any of the bonds outstanding under the Indenture from such date of maturity until they shall be paid or payment thereof shall have been duly provided for. Principal of and interest on the New Series Bonds shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York; provided, however, that payment of interest may be made at the option of the Company by check mailed by the Company or its affiliate to the person entitled thereto at his registered address.

         Except as provided in the next paragraph, the New Series Bonds will not be redeemable prior to ______________________. On and after that date, the New Series Bonds shall be redeemable at the option of the Company, as a whole or from time to time in part, upon notice given by mailing the same to each registered holder directed to his registered address not less than thirty (30) days and not more than ninety (90) days before the redemption date, at the following redemption prices (expressed in percentages of the principal amount thereof) together with accrued interest to the date of redemption:

IF REDEEMED DURING THE 12 MONTH                                 IF REDEEMED DURING THE 12
         PERIOD ENDING                 REDEMPTION PRICE            MONTH PERIOD ENDING             REDEMPTION PRICE
---------------------------------    ---------------------    -------------------------------    ---------------------
                                                    %                                                           %



         [In the alternative] The New Series Bonds may be redeemed in whole or in part, at any time at a redemption price equal to the greater of (a) the principal amount of the New Series Bonds being redeemed or (b) the sum of the present values of the remaining scheduled payments of principal and interest on the New Series Bonds being redeemed, discounted to the redemption date on a semiannual basis at the [stated benchmark yield plus a spread], plus any accrued interest to the redemption date. If we redeem less than all of the New Series Bonds of any series, the Trustee or the depository, as applicable, will select, in such manner as it deems fair and appropriate, the particular New Series Bonds of such series or portions of them to be redeemed.

         The New Series Bonds shall also be redeemable, as a whole but not in part, upon notice given by mailing the same to each registered holder directed to his registered address not more than ninety (90) days before the redemption date, at a redemption price of 100% of the principal amount thereof, together with accrued interest to the date of redemption, as more fully provided in
Section 8.08 of the Original Indenture, in the event that (a) all the outstanding common stock of the Company shall be acquired by some governmental body or instrumentality and the Company elects to redeem all of the bonds of all series, the redemption date in any such event to be not more than one hundred twenty (120) days after the date on which all said stock is so acquired, or (b) all or substantially all the mortgaged and pledged property constituting bondable property which at the time shall be subject to the lien of the Indenture as a first lien shall be released from the lien of the Indenture pursuant to the provisions thereof, and available moneys in the hands of the Trustee, including any moneys deposited by the Company available for the purpose, are sufficient to redeem all the bonds of all series at the redemption prices (together with accrued interest to the date of redemption) specified therein applicable to the redemption thereof upon the happening of such event.

         The New Series Bonds of the several denominations are exchangeable for a like aggregate principal amount of other New Series Bonds of other authorized denominations. Notwithstanding the provisions of Section 2.03 of the Original Indenture, for any exchange of New Series Bonds for other New Series Bonds of different authorized denominations, or for any transfer of New Series Bonds, the Company may require the payment of a sum sufficient to reimburse it for any tax or other governmental charge incident thereto only. The New Series Bonds may be presented for transfer or exchange at the corporate trust office of the Trustee in New York, New York.

         As provided in Section 2.04 of the Original Indenture, the New Series Bonds shall be definitive bonds in the form of fully engraved bonds or lithographed bonds or (in the case of fully registered bonds) printed bonds on engraved borders. However, pending the preparation of definitive bonds of the New Series Bonds, the Company may issue one or more temporary printed bonds as provided in Section 2.04 of the Original Indenture.

         SECTION 2. The New Series Bonds shall be substantially in the following form, with such inclusions, omissions, and variations as the Board of Directors of the Company may determine in accordance with the provisions of the Indenture:

                     [FORM OF BOND OF THE NEW SERIES BONDS]

                            FLORIDA POWER CORPORATION
              (INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA)

                              FIRST MORTGAGE BOND,
                                _____% SERIES DUE
                      DUE _________________________________
NO. _______                                                        $________

         FLORIDA POWER CORPORATION, a corporation of the State of Florida (hereinafter called the Company), for value received, hereby promises to pay to __________________________ or registered assigns, on ___________________ at the office or agency of the Company in the Borough of Manhattan, The City of New York, _________________________________________ Dollars ($____________) in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, and to pay interest thereon, semiannually on

_____________________ and ____________________ of each year to the person in whose name this bond is registered at the close of business on the ____________ or ___________________, as the case may be, next preceding the interest payment date (subject to certain exceptions provided in the Mortgage hereinafter mentioned), at the rate of ____ per centum (___%) per annum, at said office or agency in like coin or currency, from the date hereof until this bond shall mature, according to its terms or on prior redemption or by declaration or otherwise, and at the highest rate of interest borne by any of the bonds outstanding under the Mortgage hereinafter mentioned from such date of maturity until this bond shall be paid or the payment hereof shall have been duly provided for; provided, however, that payment of interest may be made at the option of the Company by check mailed by the Company or its affiliate to the person entitled thereto at his registered address.

         Additional provisions of this bond are set forth on the reverse hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

         This bond shall not become valid or obligatory for any purpose until First Chicago Trust Company of New York, or its successor as Trustee under the Mortgage, shall have signed the certificate of authentication endorsed hereon.

         IN WITNESS WHEREOF, FLORIDA POWER CORPORATION has caused this bond to be signed in its name by its President or one of its Vice Presidents by his signature or a facsimile thereof, and its corporate seal, or a facsimile thereof, to be affixed hereto and attested by its Secretary or one of its Assistant Secretaries by his signature or a facsimile thereof.

Dated ________________________

                                           FLORIDA POWER CORPORATION,

                                           By
                                              --------------------------------
                                                 President

Attest:

--------------------------------------
Secretary

                    [TEXT APPEARING ON REVERSE SIDE OF BOND]

         This bond is one of an issue of bonds of the Company (herein referred to as the bonds), not limited in principal amount except as provided in the Mortgage hereinafter mentioned, issuable in series, which different series may mature at different times, may bear interest at different rates, and may otherwise vary as provided in the Mortgage hereinafter mentioned, and is one of a series known as its First Mortgage Bonds, ____% Series due ________________ (herein referred to as the "Bonds of this Series"), all bonds of all series issued and to be issued under and equally and ratably secured (except insofar as any sinking or analogous fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by an Indenture dated as of January 1, 1944 (herein, together with all indentures supplemental thereto including the ____________________ Supplemental Indenture dated as of ________, ____ between the Company and First Chicago Trust Company of New York, as Trustee, called the "Mortgage"), to which reference is made for the nature and extent of the security, the rights of the holders of bonds and of the Company in respect thereof, the rights, duties and immunities of the Trustee, and the terms and conditions upon which the bonds are, and are to be, issued and secured. The Mortgage contains provisions permitting the holders of not less than seventy-five per centum (75%) in principal amount of all the bonds at the time outstanding, determined and evidenced as provided in the Mortgage, or in case the rights under the Mortgage of the holders of bonds of one or more, but less than all, of the series of bonds outstanding shall be affected, the holders of not less than seventy-five per centum (75%) in principal amount of the bonds at the time outstanding of the series affected, determined and evidenced as provided in the Mortgage, on behalf of the holders of all the bonds to waive any past default under the Mortgage and its consequences except a completed default, as defined in the Mortgage, in respect of the payment of the principal of or interest on any bond or default arising from the creation of any lien ranking prior to or equal with the lien of the Mortgage on any of the mortgaged and pledged property. The Mortgage also contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than seventy-five per centum (75%) in principal amount of all the bonds at the time outstanding, determined and evidenced as provided in the Mortgage, or in case the rights under the Mortgage of the holders of bonds of one or more, but less than all, of the series of bonds outstanding shall be affected, then with the consent of the holders of not less than seventy-five per centum (75%) in principal amount of the bonds at the time outstanding of the series affected, determined and evidenced as provided in the Mortgage, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Mortgage or modifying in any manner the rights of the holders of the bonds and coupons; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any bonds, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, without the express consent of the holder of each bond so affected, or (ii) reduce the aforesaid percentage of bonds, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all bonds then outstanding, or (iii) permit the creation of any lien ranking prior to or equal with the lien of the Mortgage on any of the mortgaged and pledged property, or
(iv) deprive the holder of any outstanding bond of the lien of the Mortgage on any of the mortgaged and pledged property. Any such waiver or consent by the registered holder of this bond (unless effectively revoked as provided in the Mortgage) shall be conclusive and binding upon such holder and upon all future holders of this bond, irrespective of whether or not any notation of such waiver or consent is made upon this bond. No reference herein to the Mortgage and no provision of this bond or of the Mortgage shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this bond at the time and place and at the rate and in the coin or currency herein prescribed.

         The Bonds of this Series are issuable in denominations of One Thousand Dollars ($1,000) and any integral multiple thereof and are exchangeable for a like aggregate principal amount of

Bonds of this Series of other authorized denominations. This bond is transferable as prescribed in the Mortgage by the registered holder hereof in person, or by his duly authorized attorney, at the office or agency of the Company in said Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, and upon payment, if the Company shall require it, of the transfer charges prescribed in the _______________ Supplemental Indenture hereinabove referred to, and thereupon a new fully registered bond or bonds of authorized denominations of the same series and for the same aggregate principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. The Company and the Trustee, any paying agent and any bond registrar may deem and treat the person in whose name this bond is registered as the absolute owner hereof, whether or not this bond shall be overdue, for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustee nor any paying agent nor any bond registrar shall be affected by any notice to the contrary.

         On and after __________, the Bonds of this Series may be redeemed, at the option of the Company, as a whole or from time to time in part by mailing notice of redemption to each registered holder directed to his registered address not less than thirty (30) days and not more than ninety (90) days before the redemption date, all as provided in the Mortgage, at the following redemption prices (expressed in percentages of the principal amount thereof) together with accrued interest to the date of redemption:

IF REDEEMED DURING THE 12 MONTH                                 IF REDEEMED DURING THE 12
         PERIOD ENDING                 REDEMPTION PRICE            MONTH PERIOD ENDING             REDEMPTION PRICE
---------------------------------    ---------------------    -------------------------------    ---------------------
                                                    %                                                           %

         [In the alternative] The New Series Bonds may be redeemed in whole or in part, at any time at a redemption price equal to the greater of (a) the principal amount of the New Series Bonds being redeemed or (b) the sum of the present values of the remaining scheduled payments of principal and interest on the New Series Bonds being redeemed, discounted to the redemption date on a semiannual basis at the [stated benchmark yield plus a spread], plus any accrued interest to the redemption date. If we redeem less than all of the New Series Bonds of any series, the Trustee or the depository, as applicable, will select, in such manner as it deems fair and appropriate, the particular New Series Bonds of such series or portions of them to be redeemed.

         All Bonds of this Series shall also be redeemable, as a whole but not in part, upon notice given by mailing the same to each registered holder directed to his registered address not more than ninety (90) days before the redemption date, at a redemption price of 100% of the principal amount thereof, together with accrued interest to the date of redemption, as more fully provided in Section 8.08 of the Mortgage, in the event (a) that all the outstanding common stock of the Company shall be acquired by some governmental body or instrumentality and the Company elects to redeem all the bonds of all series, the redemption date in any such event to be not more than one hundred twenty
(120) days after the date on which all said stock is so acquired, or (b) that all or substantially all the mortgaged and pledged property (constituting bondable property as defined in the Mortgage) which at the time shall be subject to the lien of the Mortgage as a first lien shall be released from the lien of the Mortgage pursuant to the provisions thereof, and available moneys in the hands of First Chicago Trust Company of New York or its successor as Trustee, including any moneys deposited by the Company for the purpose, are sufficient to redeem all the bonds of all series at the redemption prices (together with accrued interest to the date of redemption) specified therein applicable to the redemption thereof upon the happening of such event.

         The Mortgage provides that if the Company shall deposit with First Chicago Trust Company of New York or its successor as Trustee in trust for the purpose funds sufficient to pay the principal of all the bonds of any series, or such of the bonds of any series as have been or are to be called for redemption (including any portions, constituting $1,000 or an integral multiple thereof, of fully registered bonds), and premium, if any, thereon, and all interest payable on such bonds (or portions) to the date on which they become due and payable at maturity or upon redemption or otherwise, and complies with the other provisions of the Mortgage in respect thereof, then from the date of such deposit such bonds (or portions) shall no longer be secured by the lien of the Mortgage.

         The Mortgage provides that, upon any partial redemption of a fully registered bond, upon surrender thereof endorsed for transfer, new bonds of the same series and of authorized denominations in principal amount equal to the unredeemed portion of such fully registered bond will be delivered in exchange therefor.

         The principal hereof may be declared or may become due prior to the express date of the maturity hereof on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

         No recourse shall be had for the payment of the principal of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Mortgage or under or upon any obligation, covenant or agreement contained in the Mortgage, against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation under any present or future rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

         SECTION 3. Interest on any New Series Bond which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that bond (or one or more predecessor bonds) is registered at the close of business on the Regular Record Date for such interest specified in the provisions of this Supplemental Indenture. Interest shall be computed on the basis of a 360-day year composed of twelve 30-day months.

         Any interest on any New Series Bond which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Regular Record Date solely by virtue of such holder having been such holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Subsection A or B below:

                  A. The Company may elect to make payment of any Defaulted Interest on the New Series Bonds to the persons in whose names such bonds (or their respective predecessor bonds) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner (a "Special Record Date"). The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each bond and the date of the proposed payment (which date shall be such as will enable the Trustee to comply with the next sentence hereof), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this Subsection provided and not to be deemed part of the trust estate or trust moneys. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each holder of a bond of the New Series Bonds at his address as it appears in the bond register not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion in the name and at the expense of the Company, cause a similar notice to be published at least once in a newspaper approved by the Company in each place of payment of the New Series Bonds, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the New Series Bonds (or their respective predecessor bonds) are registered on such Special Record Date and shall no longer be payable pursuant to the following Subsection B.

                  B. The Company may make payment of any Defaulted Interest on the New Series Bonds in any other lawful manner not inconsistent with the requirements of any securities exchange on which such bonds may be listed and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Subsection, such payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section, each New Series Bond delivered under this Supplemental Indenture upon transfer of or in exchange for or in lieu of any other New Series Bonds shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other bond and each such bond shall bear interest from such date, that neither gain nor loss in interest shall result from such transfer, exchange or substitution.

                                   ARTICLE II

                              ADDITIONAL COVENANTS

         The Company hereby covenants as follows:

         SECTION 1. That it will, prior to or simultaneously with the initial authentication and delivery by the Trustee of the New Series Bonds under Section
4.05 of the Original Indenture, deliver to the Trustee the instruments required by said Section.

         SECTION 2. That, so long as any of the New Series Bonds shall be outstanding, it will not declare or pay any dividends (except a dividend in its own common stock) upon its common stock, or make any other distribution (by way of purchase, or otherwise) to the holders thereof, except a payment or distribution out of net income of the Company subsequent to December 31, 1943; and that it will not permit any subsidiary of the Company to purchase any shares of common stock of the Company.

         For the purpose of this Section, net income of the Company shall be determined by regarding as charges or credits to income, as the case may be, any and all charges or credits to earned surplus subsequent to December 31, 1943, representing adjustments on account of excessive or deficient accruals to income for taxes, and operating expenses shall include all proper charges for the maintenance and repairs of the property owned by the Company and appropriations out of income for the retirement or depreciation of the property used in its electric business in an amount of not less than the amount of the minimum provision for depreciation determined as provided in clause (5) of paragraph A of Section 1.05 of the Original Indenture.

                                   ARTICLE III

                                SUNDRY PROVISIONS

         SECTION 1. This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof and all of the provisions contained in the Original Indenture in respect to the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

         SECTION 2. This Supplemental Indenture may be simultaneously executed in any number of counterparts, and all of said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

         SECTION 3. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or of the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.

         SECTION 4. Although this Supplemental Indenture is dated for convenience and for purposes of reference as of ____________________, ____, the actual dates of execution by the Company and by the Trustee are as indicated by the respective acknowledgements hereto annexed.

         IN WITNESS WHEREOF, FLORIDA POWER CORPORATION has caused this Supplemental Indenture to be signed in its name and behalf by its Vice President and Treasurer, and its corporate seal to be hereunto affixed and attested by its Secretary, and FIRST CHICAGO TRUST COMPANY OF NEW YORK has caused this Supplemental Indenture to be signed and sealed in its name and behalf by a Vice President, and its corporate seal to be attested by a Trust Officer, all as of the day and year first above written.

                                  FLORIDA POWER CORPORATION

                                  By
                                    -------------------------------------------
                                            Vice President and Treasurer
                                                One Progress Plaza
                                             St. Petersburg, FL 33701
[SEAL]

Attest:

-----------------------------------------
               Secretary
          One Progress Plaza
       St. Petersburg, FL 33701

Signed, sealed and delivered by said
  FLORIDA POWER CORPORATION
  in the presence of:

--------------------------------

--------------------------------

                                          FIRST CHICAGO TRUST
                                          COMPANY OF NEW YORK

                                          By
                                            -----------------------------------
                                                      Vice President
                                                      14 Wall Street
                                                    New York, NY 10005
[SEAL]

Attest:

--------------------------------------------
               Trust Officer
              14 Wall Street
            New York, NY 10005

Signed, sealed and delivered by said
         FIRST CHICAGO TRUST
         COMPANY OF NEW YORK
in the presence of:

--------------------------------------------

--------------------------------------------

STATE OF __________        )
                                            SS:
COUNTY OF __________       )

         Before me, the undersigned, a notary public in and for the State and County aforesaid, an officer duly authorized to take acknowledgments of deeds and other instruments, personally appeared ________________________________, Vice President and Treasurer of FLORIDA POWER CORPORATION, a corporation, the corporate party of the first part in and to the above written instrument, and also personally appeared before me ________________________, Secretary of the said corporation; such persons being severally personally known to me, who did take an oath and are known by me to be the same individuals who as such Vice President and Treasurer and as such Secretary executed the above written instrument on behalf of said corporation; and he, the said Vice President and Treasurer, acknowledged that as such Vice President and Treasurer, he subscribed the said corporate name to said instrument on behalf and by authority of said corporation, and he, the said Secretary, acknowledged that he affixed the seal of said corporation to said instrument and attested the same by subscribing his name as Secretary of said corporation, by authority and on behalf of said corporation, and each of the two persons above named acknowledged that, being informed of the contents of said instrument, they, as such Vice President and Treasurer and Secretary, delivered said instrument by authority and on behalf of said corporation and that all such acts were done freely and voluntarily and for the uses and purposes in said instrument set forth and that such instrument is the free act and deed of said corporation; and each of said persons further acknowledged and declared that he knows the seal of said corporation, and that the seal affixed to said instrument is the corporate seal of the corporation aforesaid.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this _____ day of ___________, ____ at [City], in the State and County aforesaid.


                                           _____________________________________



[NOTARIAL SEAL]

STATE OF __________        )
                                            SS:
COUNTY OF __________       )

         Before me, the undersigned, a notary public in and for the State and County aforesaid, an officer duly authorized to take acknowledgments of deeds and other instruments, personally appeared ______________________________, a Vice President of FIRST CHICAGO TRUST COMPANY OF NEW YORK, a New York banking corporation, the corporate party of the second part in and to the above written instrument, and also personally appeared before me ________________________, a Trust Officer of the said corporation; said persons being severally personally known to me, who did take an oath and are known by me to be the same individuals who as such Vice President and as such Trust Officer executed the above written instrument on behalf of said corporation; and he, the said Vice President, acknowledged that as such Vice President he subscribed the said corporate name to said instrument and affixed the seal of said corporation to said instrument on behalf and by authority of said corporation, and she, the said Trust Officer, acknowledged that she attested the same by subscribing her name as Trust Officer of said corporation, by authority and on behalf of said corporation, and each of the two persons above named acknowledged that, being informed of the contents of said instrument, they, as such Vice President and Trust Officer, delivered said instrument by authority and on behalf of said corporation and that all such acts were done freely and voluntarily and for the uses and purposes in said instrument set forth and that such instrument is the free act and deed of said corporation, and each of said persons further acknowledged and declared that he/she knows the seal of said corporation, and that the seal affixed to said instrument is the corporate seal of the corporation aforesaid.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this _____ day of ___________, ____, at [City], in the State and County aforesaid.


                                       18
[NOTARIAL SEAL]

                                    EXHIBIT A

                              RECORDING INFORMATION

                                [TO BE INSERTED]

                                    EXHIBIT B

                              PROPERTY DESCRIPTIONS

                                [TO BE INSERTED]



                                       20